Exhibit 99.01

Investview (“INVU”) Announces Voluntary Lock-up Extension Agreements with Founders, Executives, Insiders and Key Shareholders

●	The lock-up agreements announced today reflect the continued confidence that Investview’s board, management, insiders and key shareholders have in the future of the Company

●	Investview to Host LIVE Shareholder Webinar

Eatontown, New Jersey, May 5th, 2021 – Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, announced today that shareholders representing 1,393,321,602 common shares (the “Shareholders”) have entered into voluntary lock-up agreements with the Company (the “Agreements”), representing 46.72% of the 2,982,481,329 total issued and outstanding shares of common stock.

Included among the Shareholders are Company’s founders, its entire executive management team and board of directors, as well as several of the largest outside investors in Investview. The voluntary lock-up extension Agreements stipulate that these shareholders will not, subject to limited exception, offer to sell, contract to sell, lend, pledge, or otherwise dispose of any Investview securities, or enter into any transaction to such effect, directly or indirectly, in addition to other restrictions until April 25th, 2022 when a portion of the shares will be released followed by the remainder of the shares being released after April 25, 2025. The Form of Lock Up Agreement was attached as Exhibit 10.86 to Investview’s 8-K filed March 26, 2021.

Joe Cammarata, CEO of Investview, commented, “The lock-up agreements announced today reflect the continued confidence that Investview’s board, management, insiders and key shareholders have in the future of the Company.

“My leadership team and I are very pleased to extend our share lock-up period – as a way to further demonstrate to our shareholders that have put their faith in us – of our unparallel conviction in the significant opportunities ahead for our current and new business verticals. We all realize we are on the cusp of something great, and our only key objective is to continue pushing forward to deliver on our mandate we have for building Investview into one of the most important Fintech companies in the U.S. financial technology and blockchain industry. This has instilled a high level of confidence and trust among our shareholders that we will continue executing on plan, responsibly manage the increase of the Company’s liquidity and continue to build and preserve long-term sustainable value for our employees, partners and shareholders”, said Joe Cammarata, CEO of Investview. “

Further, Investview Inc. announced today the Company will hold a LIVE Shareholder webinar on Tuesday May 11th at 4:30 PM EST to update Shareholders on our recent accomplishments, current status and future initiatives.

“Our long-term plan of establishing Investview as a FINTECH leader is well underway and it is time to update our shareholders and the public on our achievements toward this objective. This is an exciting time for our company, and I look forward to sharing our current state and vision for the future,” stated Joseph Cammarata, CEO

Investview LIVE Shareholder Webinar: May11th, 2021, 4:30 pm Eastern

All are welcome to attend the webinar by pre-registering for the event through the link below:

https://attendee.gotowebinar.com/register/6520595849031932428

After registering, you will receive a confirmation email containing access information about joining the webinar.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com